Exhibit 5.2

Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

320 South Boston Avenue, Suite 200

Tulsa, OK 74103-3706

Telephone: (918) 594-0400

Facsimile: (918) 594-0505

December 12, 2012

Access Midstream Partners, L.P.

900 N.W. 63rd Street

Oklahoma City, OK 73118

Re:	Access Midstream Partners, L.P.;
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Bluestem Gas Services, L.L.C., an Oklahoma limited liability company, Access Midstream Gas Services, L.L.C., an Oklahoma limited liability company, Oklahoma Midstream Gas Services, L.L.C., an Oklahoma limited liability company, Texas Midstream Gas Services, L.L.C., an Oklahoma limited liability company, Magnolia Midstream Gas Services, L.L.C., an Oklahoma limited liability company, Appalachia Midstream Services, L.L.C., an Oklahoma limited liability company, and Access Permian Midstream, L.L.C., an Oklahoma limited liability company (collectively, the “OK Guarantor Entities”), and are rendering this opinion in connection with a Registration Statement on Form S-3 (the “Registration Statement”), filed by Access Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), ACMP Finance Corp., a Delaware corporation (“Finance Corp.”), the OK Guarantor Entities, Access MLP Operating, L.L.C., a Delaware limited liability company (“OpCo”), and Ponder Midstream Gas Services, L.L.C., a Delaware limited liability company (together with OpCo, the “Delaware Guarantor Entities”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof with respect to the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of (i) common units representing limited partnership interests in the Partnership, (ii) debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series in an unlimited aggregate principal amount (the “Debt Securities”) by the Partnership and Finance Corp., and (iii) guarantees by the OK Guarantor Entities and the Delaware Guarantor Entities (collectively, the “Guarantees”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus included in the Registration Statement (the “Prospectus”), (ii) that certain form of Debt Securities Indenture by and among the Partnership, Finance Corp., the OK Guarantor Entities, the Delaware Guarantor Entities, and The Bank of New York Mellon Trust Company, N.A. (the “Debt Securities Indenture”), (iii) the governing documents of each of the OK Guarantor Entities, each as amended to date, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have relied on certificates of officers of the OK Guarantor Entities and of state public officials and others as to

Access Midstream Partners, L.P.

December 12, 2012

certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, the truthfulness of all statements of fact contained therein, and the due authorization, execution and delivery of all documents (except insofar as we opine below with respect to the Debt Securities Indenture and the Guarantees) where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the laws of the State of Oklahoma. Further, we note that the Debt Securities Indenture and the Debt Securities will be governed by the laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction, other than the State of Oklahoma, are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, we are of the opinion that, (i) each OK Guarantor Entity is a limited liability company duly formed and existing under the laws of the State of Oklahoma and in good standing in the State of Oklahoma, (ii) the execution, delivery and performance of the Debt Securities Indenture have been duly authorized by all necessary limited liability company action of each OK Guarantor Entity and (iii) the Guarantees have been duly authorized by each OK Guarantor Entity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Opinions” in the Prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ Hall, Estill, Hardwick, Gable,
Golden & Nelson, P.C.

Hall, Estill, Hardwick, Gable,
Golden & Nelson, P.C.

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